Exhibit 11

                   Computation of Earnings Per Common Share
                          Primary and Fully Diluted

                                                                     Three Months Ended
                                                                        October  31
                                                                  -----------------------
                                                                     1995        1994
                                                                  ----------- -----------
Net income for computing primary and fully diluted
   earnings per common share                                      $ 1,922,000 $ 1,231,000

Primary shares
   Weighted average number of common shares outstanding             7,810,109   6,142,707
   Additions from assumed exercise of stock options and warrants      335,204     445,938
                                                                  ----------- -----------
   Weighted average of common and common equivalent shares          8,145,314   6,588,645
                                                                  =========== ===========
Fully diluted shares
   Weighted average number of common shares outstanding             7,810,109   6,142,707
   Additions from assumed exercise of stock options and warrants      346,428     445,938
                                                                  ----------- -----------
   Weighted average of common and common equivalent shares          8,156,538   6,588,645
                                                                  =========== ===========
Net income per common share
   Primary                                                              $0.24       $0.19
                                                                  =========== ===========
   Fully diluted                                                        $0.24       $0.19
                                                                  =========== ===========

Primary additions from assumed exercise of stock options and warrants are net of assumed purchase of common shares at the average market price during the period. Fully diluted earnings per share was determined in the same manner except that the greater of period end or period average stock price was used.